MONEYMART ASSETS, INC.
                 GATEWAY CENTER THREE, 4th Floor
                       100 MULBERRY STREET
                    NEWARK, NEW JERSEY 07102




                         March 28, 2008



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


     Re:  MoneyMart Assets, Inc.
          File No. 811-2619


Ladies and Gentlemen:

     Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended
January 31, 2008.
     The  enclosed  is being filed electronically via  the  EDGAR
System.



                          Yours truly,


                      /s/ Jonathan D. Shain
                        Jonathan D. Shain
                       Assistant Secretary



     This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of March
2008.



                     MoneyMart Assets, Inc.



Witness:   Floyd  L. Hoelscher                 By:   Jonathan  D.
Shain
      Floyd L. Hoelscher            Jonathan D. Shain
                                     Assistant Secretary








L:\MFApps\CLUSTER 2\N-SARS\MMA\2008\Semi Cover.doc